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                                                                    Exhibit 12.1

         STATEMENT OF COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                   (UNAUDITED)

                         Sunoco Logistics Partners L.P.

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
                                                                     Six Months
                                                                     Ended June
                                                                     30, 2005
                                                                    -----------
Fixed Charges:
  Interest cost and debt expense                                    $    10,791
  Interest allocable to rental expense (a)                                  741
                                                                    -----------
     Total                                                          $    11,532
                                                                    ===========

Earnings:
  Income before income tax expense                                  $    33,092
  Equity in income of less than 50
    percent owner affiliated companies                                   (7,101)
  Dividends received from less than 50
    percent owned affiliated companies                                    6,943
  Fixed charges                                                          11,532
  Interest capitalized                                                       --
  Amortization of previously capitalized
    interest                                                                 71
                                                                    -----------
  Total                                                             $    44,537
                                                                    ===========

Ratio of Earnings to Fixed Charges                                         3.86
                                                                    ===========
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(a)   Represents one-third of the total operating lease rental expense which is that portion deemed to be interest.